As filed with the Securities and Exchange Commission on March 18, 1998
                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              THE TIREX CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                         3282985
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

       740 St. Maurice, Suite 201
           Montreal, Quebec                                     H3C 1L5
(Address of Principal Executive Offices)                       (Zip Code)

                         EXECUTIVE EMPLOYMENT AGREEMENT
                             BETWEEN REGISTRANT AND:
                                TERENCE C. BYRNE
                            (Full title of the Plan)

                               Frances Katz Levine
                                 621 Clove Road
                             Staten Island, NY 10310
          (Name and address, including zip code of agent for services)

                                 (718) 981-8485
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                Proposed Maximum      Proposed Maximum         Amount of
Title of Securities            Amount to be      Offering Price      Aggregate Offering       Registration
  to be Registered              Registered          per Share*             Price*                  Fee
==============================================================================================================
 Common Stock, Par Value,
 $.001 Per Share, Issued
 Pursuant to Compensation
 Agreement With
 Terence C. Byrne                 475,303            $ 0.275            $130,708.32              $ 39.61
                                                     -------            -----------              -------
         TOTAL                    475,303            $ 0.275            $130,708.32              $100.00

=============================================================================================================

* Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the closing bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on March 12, 1998.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of
       Information Required by Items of Part I of Form S-3 Included Herein
                Under Cover of Form S-8, Pursuant to Rule 404(a)

         Form S-3 Item No. and Heading              Heading in Prospectus
         -----------------------------              ---------------------

1.  Forepart of the Registration Statement
       and Outside Front Cover Page of
       Prospectus .............................   Outside Front Cover Page

2.  Inside Front and Outside Back Cover
        Pages of Prospectus....................   AVAILABLE INFORMATION;
                                                   REPORTS TO SHAREHOLDERS;
                                                   INCORPORATION OF CERTAIN
                                                   DOCUMENTS BY REFERENCE;
                                                   TABLE OF CONTENTS

3.  Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges ....   Outside Front Cover Page;
                                                  THE COMPANY; RISK FACTORS

4.  Use of Proceeds............................   Not Applicable

5.  Determination of Offering Price............   Outside Front Cover Page; PLAN
                                                  OF DISTRIBUTION

6.  Dilution...................................   Not Applicable

7.  Selling Security Holders...................   SELLING SHAREHOLDER

8.  Plan of Distribution.......................   Outside Front Cover Page; PLAN
                                                  OF DISTRIBUTION

9.  Description of Securities
       to be Registered .......................   DESCRIPTION OF SECURITIES

10. Interests of Named Experts and Counsel        EXPERTS; LEGAL OPINIONS

11. Material Changes...........................   Not Applicable

12. Incorporation of Certain Information
       by Reference............................   INCORPORATION OF CERTAIN
                                                    DOCUMENTS BY REFERENCE
13. Disclosure of Commission Position
       on Indemnification For Securities
       Act Liabilities ........................   INDEMNIFICATION

R E O F F E R
P R O S P E C T U S

--------------------------------------------------------------------------------

                                 475,303 Shares

                                   ----------

                             THE TIREX CORPORATION

                                   ----------

                                  Common Stock
                                $.001 Par Value

      The shares of common stock offered hereby (the "Shares") are being sold by Terence C. Byrne, a shareholder of The Tirex Corporation (the "Company"); Mr. Byrne is hereinafter referred to as the "Selling Shareholder". The Company will not receive any of the proceeds from the sale of the common stock. The common stock is traded in the over-the-counter market, as reported in the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers ("Bulletin Board"). On March 12, 1998, the high ask and low bid prices of the Company's common stock, as quoted on the Bulletin Board, were $0.29 and $0.26 per share, respectively. The Selling Shareholder proposes to offer his Shares for sale in the over-the-counter market through customary brokerage channels at the then-current market price. See "Plan of Distribution".

                                   ----------

            THIS OFFERING INVOLVES CERTAIN RISKS. SEE "RISK FACTORS"

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 The date of this Prospectus is March 18, 1998

                             AVAILABLE INFORMATION

      The Company is subject to the information requirements of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 1100 L Street, N.W. Room 6101, Washington, D.C. 20005; 26 Federal Plaza, Room 1100, New York, New York 10007; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024; and 219 South Dearborn Street, Room 1228, Chicago, Illinois 60604; and copies of such material can be obtained from the Public Reference Section of the Commission at 500 North Capital Street, N.W., Washington, D.C. 20549 at prescribed rates.

                            REPORTS TO SHAREHOLDERS

      The Company intends to furnish to its shareholders annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by reference in this Prospectus the Company's annual report on Form 10-KSB for its fiscal year ended June 30, 1997, filed pursuant to Section 15(d) of the Exchange Act, the Company's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1997 and December 31, 1997, filed pursuant to Section 15(d) of the Exchange Act, the Company's Current Reports on Form 8-K, dated July 11, 1997 and February 3, 1998, filed on August 13, 1997 and February 17, 1998, respectively, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1997.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Terence C. Byrne, The Tirex Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec Canada, H3C 1L5.

                               TABLE OF CONTENTS

    Available Information......................................

    Incorporation of Certain Documents
       by Reference............................................

    The Company................................................

    Risk Factors

       1.  Development Stage Company - No Assurance
             as to Future Profitable Operations................................6

       2.  Need for Substantial Additional
             Capital...........................................................7

       3.  Going Concern Assumption............................................8

       4.  No Guarantee of Product
             Acceptance in Market..............................................8

       5.  Proposed Public Offering:
             Reverse Split.....................................................9

       6.  Dilutive and Other Adverse Effects
             of Debentures and Warrants and Presently
             Outstanding Options..............................................10

       7.  Dependence on Major Customer.......................................11

       8.  Control by Present Officers:
             Possible Depressive Effect.......................................12

       9.  Uncertainty of Product and
             Technology Development:
             Technological Factors............................................12

      10.  Patent Protection of Tirex Proprietary
             Technology and Potential Infringement............................12

      11.  Limited Public Market..............................................13

      12.  Applicability of "Penny Stock Rules"
             to Broker-Dealer Sales of
             Company Common Stock.............................................14

      13.  Experience of Management...........................................15

      14.  Dependence on Key Personnel........................................16

      15.  Regulatory and Environmental Considerations........................16

      16.  Production and Supply..............................................17

      17.  Technological Changes..............................................17

      18.  Competition........................................................18

      19.  Liability Insurance................................................18

      20.  No Dividends and None Anticipated..................................18

      21.  Authorization of Preferred Stock...................................19

    Selling Shareholder........................................................8

    Plan of Distribution......................................................12

    Description of Securities.................................................12

    Experts...................................................................13

    Legal Opinions............................................................13

    Indemnification...........................................................14

                                  THE COMPANY

      The Tirex Corporation (hereinafter, the "Company") was incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc." Its name was changed to "Stopwatch Inc." on June 20, 19891 and to "Tirex America Inc." on March 10, 1993. On July 11, 1997, in order to encompass the current and projected international scope of its operations, the Company's name was changed to "The Tirex Corporation". The Company, directly and through its subsidiary "Tirex Canada Inc.",2 is presently engaged in the early stages of the business of developing, manufacturing, selling, and leasing a cryogenic tire disintegration system (the "TCS-1 System") which integrates proprietary disintegration technology with established conventional mechanical and technologies.

      The Company acquired its proprietary tire disintegration technology (the "Tirex Technology") in the fall of 19923. Since the beginning of 1993, it has devoted the bulk of its efforts to completing the design and development, and commencing the manufacture, of the TCS- 1 System and raising the financing required for such project. In August of 1995, the Company moved its corporate headquarters to Quebec and formed its subsidiary, 3143619 Canada Inc. (known and doing business, and hereinafter referred to, as "Tirex Canada Inc."). Design and development work on the first production model of the TCS-1 System has been brought to approximately 90% completion. Construction of such System began in February of 1997. The fully-automated front-end sidewall cutter and debeader module of the System was completed in November 1997 and was delivered to the Company's first customer, Oceans Tire Recycling & Processing Co., Inc., of Toms River, New Jersey with delivery of the cryogenic tire freezing section following in March of 1998. Completion of the balance of the System remains dependent upon the Company's obtaining sufficient funding for such purpose, but is expected to be occur by April 1998 (see Risk Factor No. 2. "Need for Substantial Additional Capital"). The Company began taking orders on the TCS-1 System in October of 1995 and, to date, has received deposits of $25,000 each on five Systems. The Company has located and entered into written and oral agreements with various engineering and manufacturing subcontractors and component suppliers,

--------------
1 For a discussion of the merger with Stopwatch, the healthcare business which was intended, but was never commenced, by Stopwatch, and the reasons for the termination of the Stopwatch business plan, reference is made to
      Item 1 of Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1988, its transition report on Form 10-K for the transition period ended June 30, 1989, and its annual report on Form 10-KSB for the fiscal year ended June 30, 1995.

2 Unless context necessarily requires otherwise, references hereinafter to the "Company" refer to The Tirex Corporation and its subsidiary, Canadian Corporation 3143619 (known and doing business as "Tirex Canada Inc."), collectively.

3 For discussions in detail of the Company's acquisition of the Tirex Technology and the associated corporate and management changes which took place between the autumn of 1992 and January of 1995, reference is made to the discussions thereof included in Item I of the Company's annual reports of Forms 10-KSB for the fiscal years ended June 30, 1995 and June 30, 1996.

which Management believes will supply it with sufficient production capacity to meet all current and projected orders, on a timely basis, commencing upon satisfactory completion of testing operations of the initial TCS-1 System (see "Products and Services" below). For a more detailed discussion of the Company's proposed business, the Tirex Technology, the proposed TCS-1 System, and the share ownership of Tirex Canada, reference is made to Part I, Item of the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1997, which is incorporated herein by reference.

Recent Financing Activities

      The Company recently completed a merger (the "RPM Merger") of RPM Incorporated, a privately-held Delaware corporation ("RPM") with and into the Company's wholly-owned subsidiary Tirex Acquisition Corp. ("TAC"). The RPM merger was effected after an initial closing (the "Initial RPM Closing") of a private placement of the securities of RPM (the "Type A Private Placement"). The securities offered in the RPM Merger consisted of up to 85 units (the "RPM Units") at a price of $10,300 per RPM Unit, each RPM Unit consisting of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 (the "Type A Debentures") and 10,000 shares of the common stock of RPM, $.001 par value ("RPM Common Stock"). In effectuation of the RPM Merger: (i) the Company exchanged one share of its common stock for every issued and outstanding share of RPM common stock and assumed RPM's liabilities and obligations under its 10% subordinated, convertible debentures in the aggregate principal amount of $305,000; (ii) The Initial RPM Closing was held upon completion of the sale of
30.5 RPM Units, yielding gross proceeds in the amount of $314,150 and all of such proceeds, net of the placement agent's 10% commission and certain other offering expenses in the aggregate amount of $6,650 (yielding net proceeds in the amount of $276,085) remained in RPM when it was merged into TAC.

      Since the RPM Merger, the Company has, through its placement agent, a broker-dealer registered with the National Association of Securities Dealers, Inc. (the "Placement Agent"), continued to offer the balance of the RPM Units, with the exchange of the Company's common stock for RPM common stock and the Company's assumption of the RPM debentures being deemed to have occurred concurrently with the RPM Merger. All of the Units sold in this Private Placement, as continued by the Company subsequent to the merger, consist of 10,000 shares of the Company's common stock and one Company 10% convertible debenture in the principal amount of $10,000 (the "Type "A" Debentures") and are referred to hereinafter as the "Type A Units". In connection with the post-Merger continuation of the Type A Private Placement, the Company held a second closing on January 23, 1998, respecting the sale of an additional 8.5 Type A Units, yielding net proceeds of $78,795. The remainder of 46 Type A Units will continue to be offered by the Company until March 1, 1998, unless the Company and the Placement Agent agree to extend the offering period. The Type A Units are being offered made only to a limited number of sophisticated investors who understand and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment and who are "Accredited Investors" within the meaning prescribed by

Regulation D and Rule 501 of the Securities Act. The first 30 RPM Units were offered and sold on a "best efforts, all-or-none" basis. The remaining 55 Type A Units have been offered by the Company since the Merger on a "best efforts" basis. Prior to the Initial Closing, RPM offered, and since the Initial Closing, the Company has continued to offer, the RPM (or Type A) Units in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof. Completion of the Type A Private Placement, if it occurs, would yield additional net proceeds to the Company in the amount of $426,420 after deduction of the Placement Agent's 10% commission on all sales. The Type A Debentures are convertible, at any time prior to maturity, at a conversion ratio of one share for every $0.20 of the face amount of the Debenture.

      As part of the Merger, 3,000,000 shares of the common stock of RPM, which constituted all of the shares of RPM Common Stock which were issued and outstanding prior to the commencement of the Type A Private Placement, were exchanged for shares of Tirex Common Stock, on a share-for-share basis, in consideration of RPM's waiver of certain consulting fees in the amount of $4,000 per month, accrued prior and subsequent to the Merger pursuant to the terms of a certain five-year consulting agreement, dated June 9, 1997, among RPM, the Company, and two individuals who were, prior to the Merger, RPM's principal shareholders, officers, and directors.

      The Company is also presently endeavoring to complete a second private placement (the "Type B Private Placement") through the Placement Agent, of 28 Units, (the"Type B Units") at a price of $25,000 per Unit, each Type B Unit consisting of one 10% Convertible Subordinated Debenture in the principal amount of $25,000 (the "Debentures") and 50,000 warrants (the "Warrants") to purchase a like number of shares of the Common Stock of the Company (the "Warrant Shares"). The Debentures are convertible into shares of the Company's Common Stock (the "Conversion Shares") at a conversion ratio of 85% of Market Price prior to March 31, 1998 and at 75% of market price after March 31, 1998. The Debentures are redeemable at any time after issuance at 100% of face value prior to March 31, 1998 and at 125% of face value after March 31, 1998. Both the Warrant Shares and the Conversion Shares have registration rights and the Company has agreed that all of such shares will be registered as promptly as possible following the completion and closing of the Type B Private Placement.

      As is the case with the Type A Units,  the Type B Units are being  offered only to a limited number of sophisticated investors who understand and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who are
"Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act. The Type B Units are being offered by the Company in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof. To date, no sales & have been made in the Type B Private Placement, which, if completed, would yield net proceeds to the Company in the amount of $609,000 after deduction of the Placement Agent's 10% commission and 3% non-accountable expense allowance. The first 10 Type B Units are being offered on a "best efforts, all-or-none" basis during an offering period which will expire on January 31, 1998, unless extended by the mutual agreement of the Placement Agent and the Company. The remaining 18 Type B Units will be offered and sold on a "best efforts" basis. The Company and the Placement Agent reserve the right to offer the Type B Units on more favorable terms to one or more investors, who are not affiliates of the Company or of the Placement Agent, without notice to other investors. The basis for any such variance in the terms of the Type B Private Placement will include without limitation the amount of the individual investment and the point in the Offering Period when such investment is made.

      For a discussion of the possible dilutive effects, on the Shares being sold under this Prospectus, which may result from the above described financing activities and other existing factors, reference is made to Risk Factor No. 6 "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options", below.

      The Company's principal executive offices are located at 740 St. Maurice , Suite 201, Montreal, Quebec H3C 1L5. Its telephone number is (514) 878-0727.

                                  RISK FACTORS

      Prospective investors should carefully consider all of the information contained in this Prospectus before deciding whether to purchase Shares and, in particular, the factors set forth below. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

      As a new enterprise, the Company is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. While the Company expects its revenues to increase as manufacturing operations respecting the TCS-1 develop, new products are introduced, and maintenance and rubber brokerage services are initiated. Significant additional expenses will be incurred in developing and marketing its products and in providing its contract services. Growth in the Company's business could be expected to be accompanied by strains on the Company's administrative, financial and operating resources. The Company's ability to manage growth effectively will require it to continue to expand and improve its operational, financial, and management controls, and to train, motivate and manage its employees. In any event, there is no assurance that the Company will achieve revenue growth sufficient to offset anticipated increases in costs, nor is there any assurance that the Company will be successful in overcoming problems associated with unforeseen costs and competition, technical problems associated with new products and technology, and other risks which all business ventures face and which could be especially acute for a relatively new company attempting to establish and expand its business in a highly competitive industry characterized by rapid technological and market development and change. For all of the foregoing reasons, as well as the specified Risk Factors described below, any purchase of the Shares should be considered a speculative investment involving a significant risk of loss.

      1. Development Stage Company; No Assurance as to Future Profitable Operations. There is no assurance that the Company will generate net income or successfully expand its operations in the future. Because it is in the development stage and has had no significant operations to date, the Company cannot predict with any certainty the future success or failure of its operations. Its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of any significant operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. The Company has had no significant operating revenues to date and there can be no assurance of future revenues. There is limited evidence at this time upon which to base an assumption that the Company's proposed business will prove successful or that its proposed TCS- 1 System will be successfully developed, manufactured, and marketed. As a consequence, there is no assurance that the Company will be able to operate profitably in the future. Additionally, the Company has a very limited business history which investors can analyze to aid them in making an informed judgment as to the merits of an investment in the Company. Any investment in the Company should therefore be considered a high risk investment because investors will be placing their funds at risk in an unseasoned start-up company.

      2. Need For Substantial Additional Capital. The Company presently requires funding to complete the development of the TCS-1 System and to commence manufacturing and marketing operations. The Company's future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations (if any), the cost of the Company's sales and marketing activities and the progress of the Company's research and development activities, none of which can be predicted with certainty. The Company recently completed a merger (the "RPM Merger") of RPM Incorporated ("RPM") with and into the Company's wholly-owned subsidiary Tirex Acquisition Corp. ("TAC"). The RPM merger was effected after an initial closing of a private placement of the securities of RPM (the "Type A Private Placement") upon completion of sales yielding gross proceeds in the amount of $314,150. In effectuation of the RPM
Merger: (i) the Company exchanged one share of its common stock for every issued and outstanding share of RPM common stock and assumed RPM's liabilities and obligations under its 10% subordinated, convertible debentures in the aggregate principal amount of $305,000; (ii) All of the proceeds from the Type A Private Placement remained in RPM when it was merged into TAC, which was the surviving entity (see "Business - Financing Activities"). Since the RPM Merger, the
Company has continued to offer the balance of the securities which had originally been offered by RPM in the Type A Private Placement, with the exchange of RPM common stock for Company common stock and the Company's assumption of the RPM debentures being deemed to have occurred concurrently with the RPM Merger. On January 23, 1998 the Company closed on sales made in the Type A Private Placement, which yielded net proceeds of $78,795. Completion of the Type A Private Placement, if it occurs, would yield additional gross proceeds to the Company in the amount of $463,500. The Company is also presently endeavoring to complete an additional private placement of its securities, through a placement agent, in an aggregate amount ranging from $250,000 to $700,000 (the "Type B Private Placement"). The Company is unable to state at this time whether either of the foregoing Private Placements will be successfully completed (see Risk Factor No. 6 "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options" and "Business - Financing Activities"). In the event that both or one of such Private Placements are successfully completed, the proceeds therefrom are expected to permit the Company to operate through June 1998 and to complete the construction of the first production model of the TCS-1 System.

      The Company anticipates that only limited revenues will be available to fund its operations without substantial additional capital. Further, although the Company has signed a Letter of Intent with a broker-dealer registered with the National Association of Securities Dealers, Inc., for the underwriting of a proposed public offering (the "Proposed Public Offering") of the Company's Common Stock in an amount of not less than $8,000,000, there can be no assurance that such public offering will in fact be effected and, if effected, will be successfully completed or, even if it is completed, that the Company will receive adequate financing from the Proposed Public Offering. See Risk Factor No. 5 "Proposed Public Offering; Reverse Split." The Company does not currently have in place, other current options to fund its continued existence. In the event that the Private Placements are not completed or, if they are completed, but the Proposed Public Offering does not occur or does not occur within a reasonable time following the Private Placements, the Company could be required to reduce or suspend its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or otherwise disadvantageous to investors purchasing the Units offered hereby. The Company has experienced in the past, and may continue to experience, operational difficulties and delays in its product development due to working capital constraints. Any such difficulties or delays could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations"). Moreover, if the Proposed Public Offering does not occur on a timely basis, the Company may be unable to fund its business plan and may be forced to cease to operate. In such event, purchasers of any of the securities being registered hereby may lose their entire investment.

      3. Going Concern Assumption. The Company's independent auditors' report on the Company's financial statements for the years ended June 30, 1996 and 1997, contains an explanatory paragraph indicating that: (i) the Company is still in the development stage; (ii) it cannot be determined at this time that the Company's tire disintegration technology will be developed to a productive stage; and (iii) the Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about its ability to continue as a going concern. In addition, the Company had an accumulated deficit of $3,761,277 at June 30, 1997. The Company may require substantial additional funds in the future, and there can be no assurance that any independent auditors' report on the Company's future financial statements will not include a similar explanatory paragraph if the Company is unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may materially adversely affect the Company's relationship with prospective customers and suppliers, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations.

      4. No Guarantee of Product Acceptance in Market. The first production model of the TCS-1 System has not yet been completed and there is no history of commercial operations of the TCS-1 System. There can be no assurance that the TCS-1 System will be accepted in the market for tire disintegration equipment. Moreover, the Company has not conducted market research that focuses on the potential demand for the TCS-1 System to the exclusion of other types of tire disintegration equipment. Therefore, the Company is not able to estimate with any assurance the potential demand for the TCS-1 System, if any. There can be no assurance that sufficient market penetration can be achieved so that projected production levels of the TCS-1 System will be absorbed by the market (see "Business-Sales and Marketing").

      5. Proposed Public Offering: Reverse Split. The proposed terms for the Proposed Public Offering require that not more than 10,000,000 shares of the Company's Common Stock be issued and outstanding prior to the commencement of the public offering. There are presently 47,644,182 shares of the Company's Common Stock issued and outstanding. If the Private Placements are completed and all of the Warrants are exercised, there will be an additional 1,810,000 shares issued and outstanding prior to the conversion of any part of the Type B Debentures or the Type A Debentures. Conversion of the Type A Debentures will result in the issuance of an additional 4,250,000 shares. The conversion ratio of the Type B Debentures is keyed to the average of the closing bid prices of the Common Stock, as reported in the OTC Bulletin Board during the five-day period preceding the Company's receipt of a notice of conversion from a Type B Debenture holder. It is therefore impossible to state the number of shares which the Company would actually be obligated to issue in the event that such Type B Debentures were to be converted. However, by way of example, using for a conversion ratio, the average of the closing bid prices of the Company's Common Stock during the five-day period preceding January 26, 1998 ($0.224), and assuming that for the conversion will take place after March 31, 1998 at a conversion ratio of 75% of the market price ($0.168), the Company would be obligated to issue an additional 4,166,666 shares upon such conversion. The Company is also obligated to sell 8,551,769 shares of its common stock upon the exercise of presently issued and outstanding options. In addition, the Company is obligated to issue 481,250 shares to an unaffiliated consultant over the next two years. With respect to the foregoing options and issuance to consultant, where the option exercise price was related to the market price of the Company's Common Stock at the time of exercise, the average closing price of the Company's Common Stock during the five days preceding January 26, 1998 ($0.224), has been used for purposes of estimating the number of shares to be issued and sold. If all of the foregoing stock issuances occurred, at exercise prices, where applicable, keyed to current market prices, as described above, there would be a total of 63,530,328 shares of the Company's common stock issued and outstanding. In such case, the CGT Option, which entitles CGT to purchase a number of shares equal, on a fully diluted basis, to 10% of the total issued and outstanding common stock of the Company, could be exercised for a total of 7,058,925 shares. Although the Company is confident that all such options and issuances will not occur prior to the Proposed Public Offering, if ever, theoretically, such events could occur, in which case the total number of shares of the Company's Common Stock issued and outstanding prior to the Proposed Public Offering would be 70,589,253. While the number of shares, which the proposed underwriter will allow to be outstanding prior to the Proposed Public Offering may be adjusted to reflect a change in the development and consequent valuation of the Company, persons who purchase any of the securities being registered hereby prior to the effectuation of such reverse split should note that, if the Proposed Public Offering is effected, the number of such securities may be substantially reduced by the requirement that there be not more than 10,000,000 shares of the Company's Common Stock issued and outstanding prior to such offering. This would require a reverse split of all of the Company's issued and outstanding shares.

      6. Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options. The securities being offered by the Company in the two Private Placements (respectively, the "Type A Private Placement" and the "Type B Private Placement"), which it is currently conducting, consist of the following: (i) 85 "Type A Units", each consisting of 10,000 shares of the Company's Common Stock and one 10% convertible, subordinated debenture in the principal amount of $10,000 (the "Type A Debenture") at a per Unit price of $10,300; and (ii) 28 "Type B Units", each consisting of 50,000 common stock purchase warrants (the "Warrants") to purchase a like number of shares of the Company's Common Stock and one 10% convertible, subordinated debenture in the principal amount of $25,000 (the "Type B Debenture") at a per Unit price of $25,000. The Type A Debenture is convertible into shares of the Company's Common Stock at a conversion ratio of $.20 per share; and the Type B Debenture is convertible into shares of the Company's Common Stock at a conversion ratio equal to 85% of market prior to March 31, 1998 and 75% of market on or after March 31, 1998. The Type B Debentures are redeemable after March 31, 1998 at a premium of 125% of face value (see "Business - Financing Activities"). All of the securities being offered in both the Type A and the Type B Private Placements are unregistered. However, the 1,400,000 shares issuable upon exercise of the Warrants, which form part of the Type B Units (the "Type B Warrant Shares"), and the shares issuable upon conversion of the Type B Debentures (the "Type B Conversion Shares") which, at 75% of current market prices for the Company's Common Stock, would aggregate to an additional 4,166,666 shares, have registration rights and the Company has agreed to register all of the Type B Warrant Shares and all of the Type B Conversion Shares as promptly as practicable following the closing of the Type B Private Placement. Neither the 850,000 shares of Company Common Stock included in the 85 Type A Units (the "Type A Shares") nor the 4,250,000 shares of Company Common Stock issuable upon the conversion of the Type A Debentures (the "Type A Conversion Shares") have any registration rights. All of the "Type A" securities, therefore, may not be sold into the market for at least one year following their purchase from the Company, To date, less than half of the Type A Units and none of the Type B Units have been sold.

      In addition, the Company has outstanding common stock purchase warrants which provide for the sale by the Company of an aggregate of: (i) 235,294 to an unaffiliated consultant at an exercise price of $.17 per share; (ii) an aggregate of 590,285 shares to three unaffiliated consultants at an exercise price of $.187 per share (these options expire on October 4, 1998); (iii) an aggregate of 250,000 shares to three unaffiliated individuals at an exercise price of $.125 per share (these options expire on December 31, 1998); (iv) 250,000 shares to three unaffiliated individuals at an exercise price of $.1875 per share (these options expire on March 31, 1999); and (v) 250,000 to three unaffiliated individuals at an exercise price of $.28 per share (these options expire on June 30, 1998). The above described 590,285 shares issuable to three consultants under options expiring on October 4, 1998, were issued for consulting services and have been registered under a registration statement on Form S-8, filed with the Commission on June 20, 1996 (Registration No. 333-5090). The shares issuable upon exercise of all other of the above described options are either not eligible for registration under Form S-8 or, if eligible, will not be registered because the Company has neither the obligation nor the intention of doing so. There can be no assurance that any of the foregoing options will be exercised prior to their respective expiration dates. Especially in cases where the shares issuable upon exercise are not registered, there would most likely have to be a rise in the market price of the Company's Common Stock before such exercise occurs.

      The Company also has presently outstanding options, the exercise prices of which are tied to the market price of the Common Stock as at the time of exercise. Principally, these include:

      (i) an option, held by one outside director of the Company, to purchase 20,000 shares of convertible preferred stock at a price of $10 per share (the "Preferred Option"). If purchased, such preferred stock will be convertible into shares of the Company's Common Stock at a conversion ratio equal to the number of shares of common stock purchasable for the purchase price of each preferred share ($10) at 30% of the market price of the Common Stock at the time of conversion. It is impossible for the Company to predict whether the purchase of the preferred shares will occur or, if it does occur, what the conversion ratio will be when such preferred shares are converted to Common Stock. However, solely for the purposes of illustration, using for a conversion ratio, one third of the average of the closing bid prices of the Company's Common Stock during the five-day period preceding January 26, 1998 ($0.224), each $10 Preferred Share would be convertible at a conversion ratio equal to the number of shares of common stock purchasable for $.0672) per share (148.8 shares) with the aggregate of 20,000 shares of preferred stock convertible into a total of 2,976,190 shares. Exercise of the Preferred Option would require a $200,000 investment on the part of the holder thereof. To date, the Preferred Option has not been exercised for any part of the preferred shares purchasable thereunder and the Company is unable to state whether such option shall ever be exercised; and

      (ii) the CGT Option which, if all of the presently outstanding options were exercised and all of the Company's presently outstanding stock issuance obligations were effected, could be exercised for a total of 7,058,925 shares.

      Whether or not any of the above described securities are registered, the holders of the convertible Debentures, the Warrants, and the outstanding options would have an opportunity to profit from a rise in the market price of the Common Stock, if such rise should occur, with a resulting dilution in the interests of the other shareholders. Moreover, while the Company does not believe that all of the above stock options will be exercised before they expire, as noted above in Risk Factor No. 5. "Proposed Public Offering: Reverse Split", if all of the options and stock issuance obligations which the Company is presently bound to honor were to occur and, where market price is determinative of the number of shares subject to such options or issuance obligations, the current market price of the Company's Common Stock was used, the number of shares of the Company's Common Stock issued and outstanding could be as much as 70,598,253.

      7. Dependence on Major Customer. To date the Company has received orders for eleven TCS-1 Systems, eight of which were ordered by Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") and one of which was ordered by Oceans Tire Recycling & Processing Co., Inc. ("OTRP"). O/V III and OTRP are New Jersey corporations affiliated with each other through common control. The loss of either or both of these two customers would have an adverse effect on the Company. See BUSINESS: "Dependence on Major Customer".

      8. Control by Present Officers: Possible Depressive Effect. As of February 3, 1998, Terence C. Byrne, the Company's President and Chief Executive Officer, owned of record, and controlled beneficially by way of irrevocable voting proxies, 13,700,711 shares and Louis V. Muro owned of record 5,926,800 shares of the Company's Common Stock. The Company is not aware of any other written or oral voting agreements respecting the Company's Common Stock. Accordingly, Messrs. Byrne and Muro collectively control an aggregate of 19,627,511, or 41.29%, of the currently issued and outstanding Common Stock of the Company. They are therefore in a position to substantially influence the election of a majority of the Company's directors and otherwise control the Company. In addition, the concentration of ownership by the Company's officers and directors may discourage potential acquirors from seeking control of the Company through the purchase of Common Stock, and this possibility could have a depressive effect on the price of the Company's Securities. See "Principal Shareholders" and "Description of Securities."

      9.  Uncertainty  of  Product  and  Technology  Development:  Technological
Factors. The Company has not completed development and testing of the TCS-1 System. The Company's success will depend upon the TCS-1 System's meeting targeted performance and cost objectives and its timely introduction into the marketplace. The Company continues to be required to commit the bulk of its time, effort, and resources to finalizing the development of the TCS-1 System. Although the Company anticipates that the development of the TCS-1 System will be successfully concluded by the end of March 1998, such an outcome will be subject to all of the risks inherent in the development of a new product and technology, including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding to complete development (see Risk Factor No.4 "Need for Substantial Additional Capital", above). There can be no assurance as to when, or whether, the Company's efforts to complete the development of the TCS-1 System will be successful. In addition, there can be no assurance that the TCS-1 System will satisfactorily perform the functions for which it is designed, that it will meet applicable price or performance objectives, or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in development. There can be no assurance that, despite testing by the Company, problems will not be encountered in the TCS-1 System after the commencement of commercial manufacture and sales, resulting in loss or delay in market acceptance.

      10. Patent Protection of Tirex Proprietary Technology and Potential Infringement. The success of the Company's proposed business depends in part upon its ability to protect its proprietary technology and the proposed TCS-1
System which will utilize such technology. On December 18, 1996, the Company filed patent applications with the United States Patent and Trademark Office in the United States and with the proper authorities in Canada. On October 23, 1997, the Patent Application was allowed by the United States Patent and
Trademark  Office.  Issuance  of the  patent  is  not  subject  to  any  further contingencies and will be effected by the Patent and Trademark Office in accordance with their scheduling requirements. Upon issuance of the US patent, the examination papers will be submitted to the Canadian Patent Office for review. The patent will cover the Company's disintegration technology. Because the Company had previously filed "preliminary patent applications" on December 19, 1995, the priority date of its definitive patent application is retroactive to such earlier date. Prior to obtaining its patent, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 System. Except where the terms of their employment agreements would make it redundant or, in the sole discretion of management, it is determined that because of the non-technical nature of their duties, such agreements are not necessary or appropriate, the Company has, and will continue to, enter into confidentiality and invention assignment agreements with all employees and consultants which limit access to, and disclosure or use of, the Company's proprietary technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. Moreover, there can be no assurance that the Company will be granted a patent pursuant to its application or, that if a patent is granted, the Company will have the resources to defend it by bringing patent infringement or other proprietary rights actions.

      11. Limited Public Market. To date there has been only a limited and sporadic public market for the Company's Common Stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. Purchasers of the securities offered hereby may, therefore, have difficulty in selling the shares of Common Stock issuable upon the conversion of the Debentures or the exercise of the Warrants. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. The Company's Common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company expects to apply for inclusion in NASDAQ. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange. All companies applying and authorized for listing with NASDAQ are required to have not less than $4,000,000 in total assets and $2,000,000 in capital and surplus. Moreover, new proposed NASDAQ listing requirements, if approved and adopted, will require a public float4 with a market value of not less than five million dollars. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. In order to qualify for listing on a national stock exchange similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met. Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Applicability of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the Common Stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of the Company's Common Stock being registered hereunder.

      12. Applicability of "Penny Stock Rules" to Broker-Dealer Sales of Company Common Stock. At the present time, the Company's Common Stock is not listed on The Nasdaq Stock Market or on any Stock Exchange. Although dealer prices for the Company's Common Stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on April 4, 1994. See "Market Information". The Company intends to apply to have its Common Stock approved for quotation on the Nasdaq SmallCap Market at such time as it meets the requirements for inclusion, which under current Nasdaq rules, require a company to have, among other things, total assets of $4,000,000, net assets of $2,000,000, a "public float" 5 valued at a least $1,000,000, and a minimum bid price of $3.00 per share. However, Nasdaq is

----------
4 "Public float" is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

5 Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

currently considering adopting new standards which would require that a company have net tangible assets of $4,000,000 or meet certain income tests, a public float valued at $5,000,000, and a minimum bid price of $4. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Moreover, even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the Common Stock would be available only in the "pink sheets" published by the National Quotation Bureau, Inc. or on the OTC Bulletin Board where the Common Stock has currently quoted. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the Common Stock than would be the case if the Common Stock were quoted on the Nasdaq SmallCap Market.

      Irrespective of whether or not the Common Stock is included in the Nasdaq system, there is no assurance that the public market for the Common Stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without underwriting arrangements typically found in an initial public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the public at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering.

      The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholder to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of less than $5 (see "Market Information"). Accordingly, any broker-dealer sales of the shares being registered hereunder, as well as any subsequent market transactions in the Company's Common Stock, will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

      The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
Accordingly, for so long as the Penny Stock Rules are applicable to the Company's Common Stock, it will be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's Common Stock.

      13. Experience of Management. Although Management has general business and engineering experience, potential investors should be aware that no member of management has been directly involved in administering a tire disintegration, recycling, or tire disintegration equipment manufacturing, business.

      14. Dependence on Key Personnel. The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Terence C. Byrne, President and Chief Executive Officer; and Louis V. Muro, Vice President in charge of Engineering. The loss of Mr. Byrne, or Mr. Muro could have a material adverse affect on the Company's business, prospects, operating results, and financial condition. The Company does not presently have key man life insurance policies, but intends to try to obtain such coverage in the amount of $1,000,000 for Mr. Byrne and $500,000 for Mr. Muro. There can be no assurance that such policies will be available to the Company on commercially reasonably terms, if at all. Additional, the ability of the Company to realize its business plan could be jeopardized if any of its senior management becomes incapable of fulfilling his obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its senior management.

      15. Regulatory and Environmental Considerations. The Company does not expect that its equipment manufacturing operations will be subject to any unusual or burdensome governmental regulations. However, the Company is currently making preparations to enter into a five-year tire shredding project in Quebec (see "Proposed Tire Shredding Operations"). These operations and the businesses of the Company's customers may involve, to varying degrees and for varying periods of time, the storage or "stockpiling" of scrap tires which, with their size, volume and composition, can pose a particularly serious environmental problem. Among the numerous problems relating to stockpiling scrap tires, is the fact that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. For reasons including, but not limited to the problems described above, the Company and the purchasers of its TCS-1
Systems will be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. Compliance with applicable environmental and other laws and regulations governing the business of the Company may impose a financial burden upon the Company that could adversely affect its business, financial condition, prospects, and results of operations. Likewise, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Systems could discourage potential customers from purchasing a TCS-1 System which would adversely affect the Company's business, prospects, results, and financial condition. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 System and make such by-products less profitable or even impossible to sell at an economically feasible price level.

      The Company believes that it will be able to operate in compliance with such regulations. In this regard, it has retained environmental attorneys in Montreal to advise it with respect to compliance with local environmental regulations applicable to its proposed tire shredding operations. It has also engaged a consultant to advise purchasers of its TCS-1 Systems with respect to compliance with local environmental regulations applicable to the installation and operation of the TCS-1 System. To date, the Company has not had to make significant capital expenditures relating to environmental compliance because it has not yet commenced operations. However, the inception of equipment manufacturing and, possibly, tire shredding operations together with continually changing compliance standards and technology, may affect the Company's future capital expenditure requirements relating to environmental compliance. See PROPOSED BUSINESS.

      16. Production and Supply. The Company intends to begin manufacturing the TCS-1 System on a commercial basis within the current fiscal year. The Company will be dependent on arrangements with its subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 System (see BUSINESS "Agreements With Subcontractors", below). It will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all TCS-1 System scheduled delivery dates. The Company believes that all of its subcontractors have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to allow the Company to meet all TCS-1 System delivery dates, currently scheduled or expected to be scheduled within the next two years. However, no assurance can be given that this will in fact be the case and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Systems on a timely and competitive basis. In such event the Company would have to replace or supplement its present subcontractors. There can be no assurance that should it be necessary to do so, the Company would be able to find capable replacements for its subcontractors on a timely basis and on terms beneficial to the Company, if at all; The Company's inability to do so would have a material adverse effect on its business (see BUSINESS: "Production and Supply").

      Components of the TCS-1 Systems, which are not manufactured by the Company's subcontractors specifically for the TCS-1 System, will be purchased, either directly by the Company or indirectly through its subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

      17. Technological Changes. To date, the market for tire disintegration equipment has not, to the best of management's knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to the Company, will not, at any time in the future and without warning, render the Company's tire disintegration technology less competitive or even obsolete. Moreover, the technology upon which the Company's tire disintegration system is based, could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although the Company has filed a patent application respecting its proprietary disintegration system, there cannot, at this time be any guarantee that a patent will, in fact, be granted pursuant to such application. Moreover, even in the event that the Company is granted a patent, the Company may not have the financial resources to successfully defend such patent by bringing patent infringement suits against parties that have substantially greater resources than are available to the Company. The Company must continue to create innovative new products reflecting technological changes in design, engineering, and development, not only of new tire disintegration machinery, but of products, and machinery capable of producing products, which incorporate and recycle the rubber, steel, and/or fiber by-products which will be produced by the operation of the TCS-1 System. Failure to do so, could prevent to Company from gaining and maintaining a significant market for its products. This may require a continuing high level of product development, innovation, and expenditures. To the extent that the Company does not respond adequately to such technological advances, its products may become obsolete and its growth and profitability may be adversely affected.

      18. Competition. Although management believes that the Tirex Technology has distinct advantages over other existing tire disintegration methods, the Company will face competition from other equipment manufacturers, virtually all of whom will be larger than the Company, and will have substantially more assets and resources than the Company has. Management intends to meet such competition by developing technological innovations which will make the TCS-1 System more economical and efficient than other tire disintegration methods. To do so, the Company will have to raise sufficient funding to complete and continue its development program and to employ highly qualified personnel. There cannot however be any assurance that the Company will be able to raise the capital necessary to enable it to do so or that it will be able to locate or retain such personnel.

      19. Liability Insurance. The proposed TCS-1 System may expose the Company to possible product liability claims if, among other things, the operation of the TCS-1 System results in personal injury, death or property damage. There can be no assurance the Company will have sufficient resources to satisfy any liability resulting from such claims or will be able to cause its component suppliers or customers to indemnify or insure the Company against such claims. The Company does not presently intend to obtain product liability insurance prior to the commencement of commercial operation of the TCS-1 System. Should the Company determine that such insurance is required, there can be no assurance that affordable insurance coverage will be available in terms and scope adequate to protect the Company against material adverse effects in the event of a successful claim.

      20. No Dividends and None Anticipated. The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

      21. Authorization of Preferred Stock. The Company's Amended Certificate of Incorporation authorizes the issuance of "open" stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to designate and issue the "open" stock as preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Convertible Debentures, Warrants, and Common Stock. Also, the voting power and percentage of stock ownership of the shareholders of the Company's outstanding capital stock can be substantially diluted by such preferred stock issuance. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. The Company does not have any provisions in its Certificate of Incorporation which would have an anti-takeover effect. However, certain provisions in the employment agreements of certain of the Company's officers could have such effect. Moreover, the Company may adopt anti-takeover measures in the future. Such measures could include, but may not necessarily be limited to, the issuance of preferred stock with anti-takeover provisions to discourage bidders from making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device could have a depressive effect on the market price of the Company's Common Stock.

                              SELLING SHAREHOLDER

      The 475,303 shares of common stock (the "Shares") being offered hereunder by the Selling Shareholder were acquired by him on January 30, 1995, pursuant to the terms of his employment agreement, dated January 18, 1995, as amended May 30, 1996 (the "Byrne Employment Agreement") for services rendered to the Company prior the date of the said Employment Agreement and in consideration for his entering into such Employment Agreement. The Byrne Employment Agreement is an individually negotiated written compensation agreement pursuant to which the Selling Shareholder rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. Such agreement constitutes an Employee Benefit Plan, as defined in Rule 405 of the Securities Act of 1933. The Byrne Employment Agreement may sometimes be referred to hereinafter as the "Plan". For purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "control shares" insofar as they were issued under an employee benefit plan pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

      The table which follows identifies: (i) the Selling Shareholder ; (ii) the Plan pursuant to which the Shares being offered hereby have been acquired; (iii) the nature of all positions, offices or other material relationships which the Selling Shareholder has had with the Company within the past three years; (iv) the number of shares of common stock owned by the Selling Shareholder prior to the offering; (v) the number of shares of common stock to be offered for the account of the Selling Shareholder; (vi) the number of shares of common stock to be owned by the Selling Shareholder after the completion of the offering, and
(vii) the percentage of the Company's common stock to be owned by the Selling Shareholder after completion of the offering.


                                                                             Number of                   Number of      Percentage
                                                            Position       Shares Owned    Number of    Shares Owned     of Shares
                           Compensation Agreement             With           Prior to       Shares       After the      Owned After
Selling Shareholder            (Name of Plan)                Company         Offering       Offered       Offering      the Offering
------------------------------------------------------------------------------------------------------------------------------------

Terence C. Byrne     Executive Agreement of January 18,   President, CEO,  13,606,711(1)     475,303    13,606,711(1)   28.82% (2)
                     1995, as amended May 30, 1996        and Director

====================================================================================================================================

(1) Includes: (i) 7,701,695 shares held of record by Mr. Byrne as of March 9, 1998; (ii) 227,328 shares held of record by Mr. Byrne's wife, Darla Sapone Byrne, over which shares Mr. Byrne has voting power pursuant to an irrevocable proxy granted to him on September 27, 1996; (iii) 446,596 shares held of record by John W. Surgent, over which shares Mr. Byrne has voting power pursuant to an irrevocable proxy granted to him on June 13, 1996; and (iv) 5,231,092, shares held of record by The Nais Corporation over which shares Mr. Byrne has voting power pursuant to an irrevocable proxy granted to him in June of 1997.

(2)  Based upon 47,644,182 shares issued and outstanding on March 16, 1998.

                              PLAN OF DISTRIBUTION

      The Selling Shareholder has not offered or sold any shares of the Company's Common Stock pursuant to a registration statement on Form S-8 within the three-month period preceding the date hereof. The number of shares offered hereunder by the Selling Shareholder represents less than one percent of the total number of shares of the Company's common stock presently issued and outstanding. The Selling Shareholder may sell all or part of the shares, from time to time, in the over-the-counter market, or in such other public market for the Company's common stock as may develop, at market prices then pertaining. In connection therewith the Selling Shareholder may utilize the services of Donald & Co. Securities, Inc., 788 Shrewsbury Avenue, Tinton Falls, NJ 07724, or another broker-dealer, none of whom will act as underwriters with respect to sales of the Shares. The names of any such brokers-dealers, who have not yet been identified, will be set forth in a supplement to this Reoffer Prospectus, to the extent required.

                           DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of seventy million shares (70,000,000), par value $.001 per share, of which sixty-nine million, nine hundred thousand (69,900,000) shares are designated Common Stock par value $.001 per share, and one hundred thousand (100,000) shares are designated Open Stock, par value $.001 per share. There are presently forty-seven million, five hundred thirty thousand, three hundred fifty-eight (47,644,182) shares of Common Stock issued and outstanding. The Open Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the Company's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in the Company's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation.

      The Company's board of directors may determine the times when, the terms under which and the consideration for which the Company shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Company.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of the Company.

                                    EXPERTS

      The financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K, for the fiscal year ended June 30, 1997, which is incorporated herein by reference, have been examined by Nevoso, Pivirotto, Pinkham & Foster, Certified Public Accountants, LLC, and such financial statements and reports are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

      The legality of the Shares offered hereby has been passed upon for the Company by Frances Katz Levine, Esq., 621 Clove Road, Staten Island, NY 10310. Ms. Levine, serves as corporate and securities counsel to the Company. Ms. Levine is the record and beneficial owner of approximately 6.9% of the Company's issued and outstanding common stock.

                                INDEMNIFICATION

      The Company's certificate of incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

      The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are incorporated by reference in this registration statement.

(a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) Registrant's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1997 and December 31, 1997, filed pursuant to Section 15(d) of the Exchange Act, and Registrant's Current Reports on Form 8-K, dated July 11, 1998, (filed with the Commission on August 13, 1998) and dated February 3, 1998 (filed with the Commission on February 17, 1998.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Act and Sections 13(a), 13(c), and 14 of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      The authorized capital stock of Registrant consists of seventy million shares (70,000,000), par value $.001 per share, of which sixty-nine million, nine hundred thousand (69,900,000) shares are designated Common Stock par value $.001 per share, and one hundred thousand (100,000) shares are designated Open Stock, par value $.001 per share. The Open Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by Registrant's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing  for the  issuance of such  shares  adopted by  Registrant's  board of directors pursuant to authority vested in Registrant's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation.

      Registrant's board of directors may determine the times when, the terms under which and the consideration for which Registrant shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by Registrant.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of Registrant.

Item 5.  Interest of Named Experts and Counsel.

      Frances Katz Levine, counsel to the Registrant, is employed by Registrant as its corporate and securities counsel. She resigned her positions as a director and as Secretary of the Registrant on December 22, 1996. Her resignation was not caused by any disagreement with the Registrant on any matter relating to the Registrant's operations, policies, or practices. Ms. Levine is the record and beneficial owner of approximately 6.9% of the Registrant's issued and outstanding common stock.

Item 6.  Indemnification of Directors and Officers.

      The Company's certificate of incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause
o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

      The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

Item 7.   Exemption From Registration Claimed.

      The 475,303 shares of common stock (the "Shares") being offered hereunder by the Selling Shareholder was acquired by him pursuant to the terms of his employment agreement, dated January 18, 1995, as amended May 30, 1996 (the "Byrne Employment Agreement"). The Byrne Employment Agreement is an individually negotiated written compensation agreement pursuant to which the Selling Shareholder rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. Such agreement constituted an Employee Benefit Plan, as defined in Rule 405 of the Securities Act of 1933. The Byrne Employment Agreement is sometimes referred to hereinafter as the "Plan". For purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "control shares" insofar as they were issued under an employee benefit plan pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

      With respect to the issuance of the Shares:

(i) Registrant did not engage in general advertising or general solicitation and paid no commission or similar remuneration, directly or indirectly, with respect to such transactions.

(ii) The Selling Shareholder was, at the time of acquisition, an executive officer and director of Registrant; As such, he had continuing direct access to all relevant information concerning the Registrant and was therefore completely knowledgeable with respect to the affairs of Registrant.

(iii) The Selling Shareholder advised Registrant that the Shares were purchased for investment and without a view to their resale or distribution unless subsequently registered and acknowledged that they were aware of the restrictions on resale of the Shares absent subsequent registration and that an appropriate legend would be placed on the certificates evidencing the Shares reciting the absence of their registration under the Act and referring to the restrictions on their transferability and resale.

(iv) The Selling Shareholder has such knowledge and experience in financial and business mattes that he is capable of evaluating the merits and risks of such investment and is able to bear the economic risk thereof.

      Accordingly, Registrant claims the transaction hereinabove described, to have been exempt from the registration requirements of Section 5 of the Act by reason of Section 4(2) thereof in that such transactions did not involve a public offering of securities.

Item 8.  Exhibits.

      The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

                                                         Exhibits Incorporated
                                                          Herein By Reference,
                                                       Exhibit No. As Filed With
                                                          Document Indicated

4.1   Executive Agreement, dated Jan 18, 1995,                   10(rr)
         between Registrant and Terence C. Byrne (1)

4.2   Amendment No. 1, dated May 30, 1996, to Executive          4.7
         Agreement, dated Jan 18, 1995, between Registrant and Terence C. Byrne (2)

5.1 Opinion of Frances Katz Levine, Esq., regarding the legality of the securities being registered under this Registration Statement.

24.1  Consent of Nevoso, Pivirotto, Pinkham & Foster,
        Certified Public Accountants, LLC Independent
          Auditors for the Registrant.

24.2 Consent of Frances Katz Levine, Esq., counsel for the Registrant (set forth in the opinion of counsel included as Exhibit 5.1).

----------
(1) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 1995, which exhibits are incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission on July 22, 1996 as an exhibit, numbered as indicated above, to the registration statement of Registrant on Form S-8, File No. 33-5310, which exhibits are incorporated herein by reference.

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities /Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St. Laurent, Province of Quebec, Canada, on the 16th day of March 1998.

                                       THE TIREX CORPORATION



                                       By /s/ Terence C. Byrne
                                          ------------------------------
                                          Terence C. Byrne, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                           Title                     Date
         ---------                           -----                     ----

    /s/ Terence C. Byrne             President, Chief             March 16, 1998
-----------------------------        Executive Officer and
  Terence C. Byrne                   Chief Financial Officer


   /s/ Louis V. Muro                 Vice President in            March 16, 1998
-----------------------------        Charge of Engineering
  Louis V. Muro

    /s/ John L. Threshie, Jr.        Secretary and Vice           March 16, 1998
-----------------------------        President of Operations
  John L. Threshie, Jr.

A Majority of the Board of Directors


   /s/ Terence C. Byrne              Director                     March 16, 1998
-----------------------------
  Terence C. Byrne

    /s/ Louis V. Muro                Director                     March 16, 1998
-----------------------------
  Louis V. Muro

    /s/ John L. Threshie, Jr.        Director                     March 16, 1998
-----------------------------
  John L. Threshie, Jr.

    /s/ John G. Hartley              Director                     March 16, 1998
------------------------
  John G. Hartley